Exhibit 99.1

ADAMS COUNTY NATIONAL BANK

DIRECTOR DEFERRED FEE PLAN

Purpose

The purpose of this Adams County National Bank Director Deferred Fee Plan (the “Plan”) is to provide a deferred compensation opportunity to members of the Board of Directors of Adams County National Bank (the “Bank”). The Plan is intended to be unfunded for tax purposes and to comply with the requirements of Section 409A of the Code, as amended and the Treasury regulations or any other authoritative guidance issued thereunder.  This Plan is the successor to certain individual deferred compensation agreement previously entered into between the Bank and certain Directors.

Article 1

Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings specified:

Benefit Election Form means the Form attached as Exhibit 2.

Change of Control means a “change in control” for purposes of Section 409A.

Code means the Internal Revenue Code of 1986, as amended.

Deferral Account means the Bank’s accounting of the Director’s accumulated Deferrals plus accrued interest.

Deferral Election Form means the Form attached as Exhibit 1.

Deferrals means the amount of the Director’s Fees which the Director elects to defer according to this Plan.

Director means a member of the Board of Directors of the Bank.

Effective Date means the date of adoption of the Plan by the Bank’s Board of Directors.  Notwithstanding the foregoing, it is intended that all deferrals credited to a Director’s Deferral Account shall be subject to the terms and conditions of this Plan without regard to when such amount were originally deferred.

Fees means the total cash compensation (including retainers and meeting fees) payable to a Director during a Plan Year.

Plan Year means the calendar year.

Section 409A means Code Section 409A and the Treasury regulations or other authoritative guidance issued thereunder.

Termination of Service means that the Director ceases to be a member of the Bank’s Board of Directors for any reason whatsoever other than by reason of a leave of absence, which is approved by the Bank.  Notwithstanding the preceding, a Termination of Service shall not include any event that does not qualify as a “Separation from Service” under Section 409A.

Article 2

Deferral Election

2.1           Timing of Election; Deferral Amount. A Director shall make a deferral election under the Plan by filing with the Bank a signed Deferral Election Form within the deadlines established by the Bank, provided that, except as provided below, in no event shall such an election be made after the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Fees to be deferred are to be performed.  A Director may elect to defer up to one hundred (100) percent of Fees expected to be earned during a Plan Year.

2.2           First Year of Eligibility. Notwithstanding Section 2.1, if and to the extent permitted by the Bank, in the case of the first Plan Year in which a Director becomes eligible to participate in the Plan, the Director may make a deferral election at times other than those permitted above, provided that such election is made no later than thirty (30) days after the date the Director becomes eligible to participate in the Plan. Such election will apply only with respect to Fees attributable to services performed after the date the election is made.

2.3           Election Changes. Subject to Section 4.3, a Director may not change his or her deferral election that is in effect for a Plan Year, unless permitted by the Bank in compliance with Section 409A.

2.4           Validity of Elections. The Bank reserves the right to determine the validity of all deferral elections made under the Plan in accordance with the requirements of applicable law, including Section 409A. If the Bank, in its sole discretion, determines that an election is not valid under applicable law, the Bank may treat the deferral election as null and void, and cause the Bank to pay Fees to the affected Director without regard to the Director’s deferral election. By way of example and not limitation, if the Bank determines that a deferral election should have been made at a time that is earlier than the time it is actually made (even if such election would otherwise comply with the terms of the Plan), the Bank will have the right to disregard such election and to have the Bank pay the Fees to the affected Director without regard to the Director’s deferral election.

Article 3

Deferral Account

3.1           Establishing and Crediting. The Bank shall establish a Deferral Account on its books for each participating Director and shall credit to the Deferral Account the following amounts:

3.1.1        Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

3.1.2        Interest. Interest is to be accrued on the account balance based on the prime rate as published in The Wall Street Journal on the last business day of the preceding Plan Year. The interest shall be credited on the first business day of the Plan Year, compounded monthly. The interest rate determined as of the first business day of the Plan Year shall be the same rate used for the entirety of the Plan Year.  The Board may alter the interest crediting rate formula prospectively with respect to any future Plan Year.  Notwithstanding anything in this Plan to the contrary, the rate of interest credited to Deferral Accounts with respect to any Plan Year shall not be less than six (6) percent nor greater than twelve (12) percent.

3.2           Statement of Accounts. The Bank shall provide to the Director, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the Deferral Account balance as of the end of such Plan Year.

3.3           Accounting Device Only.  The Deferral Account is solely a device for measuring amounts to be paid under this Plan. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere promise of the Bank to pay such benefits. The Director’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director’s creditors.

Article 4

Payment of Benefits

4.1           Termination of Service Benefit.  Upon Termination of Service for any reason, the Bank shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under the Plan.

4.1.1        Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director’s Termination of Service.

4.1.2        Payment of Benefit. The Bank shall pay the benefit under this Section 4.1 to the Director in accordance with the Director’s prior valid election (i) in a lump sum as soon as practicable following the Director’s Termination of Service or (ii) as an annual benefit in twelve (12) equal monthly installments payable over a period of up to ten (10) years on the first day of each month commencing with the month following the Director’s Termination of Service.  If installments are elected, the Bank shall credit interest pursuant to Section 3.1.2 on the remaining Deferral Account balance during any applicable installment payment period; provided, however, that the rate of interest credited may not exceed nine (9) percent. Notwithstanding the foregoing, the Director’s benefit shall automatically be paid in a lump sum as soon as practicable following the Director’s Termination of Service if (i) the Director has failed to timely make an election for the payment of the benefit, or (ii) the value of the Director’s Deferral Account as of the date of the Director’s Termination of Service is ten thousand dollars ($10,000) or less.

4.2           Change of Control Benefit. If irrevocably elected by the Director on a Benefit Election Form (Exhibit 2) duly completed, executed and submitted to the Bank by the date of the Director’s initial deferral election under the Plan, the Bank shall pay to the Director the benefit described in this Section 4.2.

4.2.1        Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Change of Control.

4.2.2        Payment of Benefit. The Bank shall pay the benefit under this Section 4.2 to the Director in accordance with the Director’s prior valid election (i) in a lump sum as soon as practicable following the Change in Control or (ii) as an annual benefit in twelve (12) equal monthly installments payable over a period of up to ten (10) years on the first day of each month commencing with the month following the Change in Control.  If installments are elected, the Bank shall credit interest pursuant to Section 3.1.2 on the remaining Deferral Account balance during any applicable installment period; provided, however, that the rate of interest credited may not exceed nine (9) percent.  Notwithstanding the foregoing, the Director’s benefit shall automatically be paid in a lump sum as soon as practicable following the Director’s Termination of Service if the value of the Director’s Deferral Account as of the date of the Change in Control is ten thousand dollars ($10,000) or less.

4.3           Unforeseeable Emergency Distribution. Upon the Bank’s determination (following petition by the Director) that the Director has suffered an unforeseeable emergency as described below, the Bank shall (i) terminate the then effective deferral election of the Director to the extent permitted under Section 409A, and (ii) distribute to the Director all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than the amount determined by the Bank that is necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship); provided, however, that such distribution shall be permitted solely to the extent permitted under Section 409A. For purposes of this Section, “unforeseeable emergency” means a severe financial hardship to the Director resulting from (a) an illness or accident of the Director, the Director’s spouse or a dependent (as defined in Code Section 152(a)) of the Director, (b) a loss of the Director’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, each as determined to exist by the Bank.

4.4           In-Service Distributions.  A Participant may also elect to receive some or all of each year’s deferrals and related earnings on a specific distribution date prior to his or her separation from service, as such term is defined under Section 409A, which distribution date is at least two (2) years after the end of the Plan Year to which such deferrals relate.  Each specific distribution date shall be deemed to create a separate deferral account for the Participant, and a maximum of three (3) separate accounts may be established and maintained by each Participant.  Any amount distributable to a Participant shall be distributed in a lump sum on the specified date.  A specified payment date may be extended to a later date only as provided in Section 4.6 of this Plan.

4.5           Modification of Prior Benefit Elections. If permitted by the Bank, but subject to limitations below, a Participant may elect to change the time or form of payment to him or her, by submitting a new Benefit Election Form to the Bank, provided the following conditions are met::  (i) such change will not take effect until at least twelve (12) months after the date on which the new election is made and approved by Bank; (ii) if the original election is pursuant to a specified time or fixed schedule, the change cannot be made less than twelve (12) months before the date of the first scheduled original payment, and (iii) in the case of an election related to a payment other than a payment on account of death, disability, or unforeseeable emergency, the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

Article 5

Claims and Review Procedures

5.1           Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Agreement (the “Claimant”) in writing within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed and (4) an explanation of the Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed.  If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to ninety (90) days.

5.2           Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefit, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his of her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

Article 6

Amendments and Termination

6.1           Termination. Although the Bank anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Bank will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Bank reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of the Directors, by action of its full Board of Directors. The termination of the Plan shall not adversely affect any Director’s or beneficiary’s right to receive the payment of any benefits under the Plan as of the date of termination, including the right of the Director or beneficiary to be paid Plan benefits accrued through the date of termination in accordance with the Plan terms and the Director’s distribution elections in effect at the time of termination.

6.2           Amendment. The Bank may, at any time, amend or modify the Plan in whole or in part, by action of its full Board of Directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the rights of a Director in his or her Deferral Account in existence at the time the amendment or modification is made, including the right to be paid Plan benefits accrued through the date of the amendment or modification in accordance with the Plan terms and the Director’s distribution elections in effect at the time of the amendment or modification.

Article 7

Miscellaneous

7.1           Binding Effect. This Plan shall bind each participating Director and the Bank and their respective beneficiaries, survivors, executors, administrators and transferees.

7.2           No Guarantee of Service. This Plan is not a contract for service. It does not give a Director the right to remain in the service of the Bank, nor does it interfere with the Bank’s right to replace a Director. It also does not require a Director to remain in the service of the Bank nor interfere with the Director’s right to terminate service at any time.

7.3           Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

7.4           Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

7.5           Applicable Law. The Plan and all rights hereunder shall be governed by the laws of Pennsylvania, except to the extent preempted by federal law.

7.6           Unfunded Arrangement. Each Director and any beneficiary of such Director are general unsecured creditors of the Bank for the payment of benefits under this Plan. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on a Director’s life is a general asset of the Bank to which the Director and the Director’s beneficiary have no preferred or secured claim.

7.7           Reorganization. The Bank shall not merge or consolidate into or with another entity, or reorganize, or sell substantially all of its assets to another entity, firm, or person unless such succeeding or continuing entity, firm, or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term “Bank” as used in this Plan shall be deemed to refer to the successor or survivor entity.

7.8                                 Entire Agreement. This Plan constitutes the entire agreement between the Bank and a participating Director as to the subject matter hereof. No rights are granted to a Director by virtue of this Plan other than those specifically set forth herein.

7.9                                 Administration. The Board of Directors of the Bank shall have powers which are necessary to administer this Plan, including but not limited to:

(a)                                  Interpreting the provisions of the Plan;

(b)                                 Establishing and revising the method of accounting for the Plan;

(c)                                  Maintaining a record of benefit payments; and

(d)                                 Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

7.10                           Prohibited Acceleration/Distribution Timing. This Section shall take precedence over any other provision of the Plan to the contrary. No provision of this Plan shall be followed if following the provision would result in the acceleration of the time or schedule of any payment from the Plan (i) as would require income tax to a Director prior to the date on which the amount is distributable to or on behalf of the Director under Article 4 or (ii) which would result in penalties to the Director under Section 409A. In addition, if the timing of any distribution election would result in any tax or other penalty (other than ordinarily payable Federal, state or local income or payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made (or commence, as the case may be) on (or as soon as practicable after) the first date on which such distributions can be made (or commence) without such tax or penalty.

7.11         Aggregation of Employers. To the extent required under Section 409A, if the Bank is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Section 414(b) or (c)), all members of the group shall be treated as a single employer for purposes of whether there has occurred a Termination of Service and for any other purposes under the Plan as Section 409A shall require.

7.12         Designation of Beneficiar(ies).  Each Participant shall have the right to designate a beneficiary or beneficiaries (including contingent beneficiaries) to receive any benefits payable upon the death of a Participant.  No such designation shall be effective unless completed and submitted in accordance with rules and procedures established by the Bank for this purpose.  In the absence of an effective beneficiary designation, the Participant’s designated beneficiary shall be assumed to be the Participant’s surviving spouse or, if none, the Participant’s estate.

7.13         Special Transition Rule.  This Plan is intended as the successor to each of the individual Director deferred compensation agreements identified in Exhibit 3 attached hereto.  The opening Deferral Account balance of each Director who participates in this Plan shall be equal to the Director’s account balance under the individual agreement as of the Effective Date.  The Director’s deferral election under an individual agreement, if any, with respect to compensation earned in 2007 on or after the Effective Date shall remain in effect and such amounts shall be credited to the Director’s Deferral Account.  Accordingly, a Director’s first deferral election under this Plan, if any, shall be for the Plan Year ending December 31, 2008.

EXHIBIT 1

ADAMS COUNTY NATIONAL BANK

DIRECTOR DEFERRED FEE PLAN

Deferral Election Form

Deadline for Completion: December 18, 2007

PARTICIPANT INFORMATION (Please Print in Ink)

Name:

Social Security Number:

Address:

Telephone Number:

ELECTION TO DEFER

I hereby elect to reduce my compensation as a director of Adams County National Bank to be earned during the period January 1, 2008 through December 31, 2008 by the percentage(s) and/or amount(s) indicated below.  I understand that the amount indicated below will be credited to my Deferral Account under the Plan.

(Choose any whole percentage from 0% to 100% or any whole dollar amount):

I acknowledge that I have been offered an opportunity to participate in the Plan. I will participate in the Plan in accordance with my elections on this form.

I understand that any election under this Plan is subject to all of the applicable terms of the Plan. I acknowledge that the election made herein will continue until the end of the above indicated calendar year, unless subsequently changed by me, pursuant to rules contained in the Plan. I hereby acknowledge (a) that my Plan benefits are subject to the claims of the Bank’s creditors should the Bank become bankrupt or insolvent, and (b) that a copy of the Plan document and has been provided to me.  All capitalized terms not defined in this Deferral Election Form shall have the same meaning as indicated in the Plan.

Date:	Signature:

EXHIBIT 2

ADAMS COUNTY NATIONAL BANK

DIRECTOR DEFERRED FEE PLAN

Benefit Election Form/Beneficiary Designation

DIRECTOR INFORMATION (Please Print in Ink)

Name:

Social Security Number:

Address:

Telephone Number:

I.        FORM OF DISTRIBUTION. I request payments under the plan to be made in the following forms and at the following times (check one under each category as applicable):

A.     In the event benefits become payable to me upon Termination of Service, I hereby elect that such payments be made to me in the following form:

(1)                                                  As an annual benefit in twelve (12) equal monthly installments payable over a period of         years (not to exceed ten (10) years) on the first day of each month commencing with the month following my Termination of Service.

(2)                                                  As a lump sum payable as soon as practicable following my Termination of Service.

B.            I hereby elect that any benefits due to me under this Plan be paid upon the occurrence of a Change in Control in the following form:

(1)                                                  As an annual benefit in twelve (12) equal monthly installments payable over a period of         years (not to exceed ten (10) years) on the first day of each month commencing with the month following a Change in Control.

(2)                                                  As a lump sum payable as soon as practicable following a Change in Control.

(3)                                                  I hereby elect not to have my benefits payable upon a Change in Control, but instead to have my benefits paid upon the occurrence of a benefit entitlement event (e.g., Termination of Service) occurring at a later date.

C.            I hereby elect that any benefits due me under this Plan with respect to the amounts covered by my Deferral Election Form for the Plan Year ending December 31,           , shall be paid to me on                                           (specified date must be at least two (2) years after the end of the indicated Plan Year).

II.      BENEFICIARY DESIGNATION

I hereby revoke any prior designations of death benefit beneficiary/ies under the Plan, and I hereby designate the following beneficiary/ies to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and subject to the terms of the Plan:

A.            Primary Beneficiary/ies

Name/Address/Telephone

Relationship to Participant
% of Plan Benefit
Date of Birth
Social Security Number

B.            Contingent Beneficiary/ies (Will receive indicated portions of Plan benefit if no Primary Beneficiary/ies survive the Participant)

Name/Address/Telephone

Relationship to Participant
% of Plan Benefit
Date of Birth
Social Security Number

I acknowledge that I have been given a copy of the Plan and I agree that the above elections and designations are subject to all of the terms of the Plan.  All capitalized terms not defined in this Benefit Election Form shall have the same meaning as indicated in the Plan.

Date:	Signature:

EXHIBIT 3

INDIVIDUAL DIRECTOR DEFERRED

COMPENSATION ARRANGEMENTS

(FOR PURPOSES OF SECTION 7.13)